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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2000

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                             DCH TECHNOLOGY, INC.
                             --------------------
            (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                84-1349374
              --------                                ----------
(State of Incorporation or Organization) (I.R.S. Employer Identification Number)


27811 Avenue Hopkins, #6
Valencia, California                                     91355
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(Address of Principal Executive Offices)              (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                 Name of each exchange on
          to be registered                    which class is to be registered

Common Stock, $0.01 par value per share           American Stock Exchange
---------------------------------------           -----------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:

                                      N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
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Item 1.   Description of the Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, par value $0.01 per share, of DCH Technology, Inc., Delaware corporation (the "Registrant"). Reference is made to the information set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form SB-2 (File No. 333-96509) filed on February 9, 2000, (the "Registration Statement") and in the Prospectus included as part of the Registration Statement.

Item 2.   Exhibits

     Omitted pursuant to instructions as to Exhibits.

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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 8, 2000

DCH TECHNOLOGY, INC.


By: /s/ DAVID A. WALKER
-----------------------
David A. Walker
President

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